Exhibit 99.1

AMERICAN GREETINGS ANNOUNCES THIRD QUARTER RESULTS

•	Earnings results include one time gain
•	Company affirms EPS guidance with upside possible
•	Company raises cash flow guidance

CLEVELAND (December 21, 2006) – American Greetings Corporation (NYSE: AM) today announced its third quarter results for the fiscal quarter ended November 24, 2006, and announced an 8 cent per share cash dividend.

Third Quarter Results

For the third quarter of fiscal 2007, the Company reported net sales of $512.2 million, pre-tax income from continuing operations of $67.7 million, and income from continuing operations of $46.6 million or 78 cents per share (all per-share amounts assume dilution). As a result of retailer consolidations and the effect the consolidations had on several long-term supply agreements between the Company and the affected retailers, the Company recognized a $20 million pre-tax gain in the quarter.

In the prior year’s third fiscal quarter, the Company reported net sales of $552.0 million, pre-tax income from continuing operations of $23.4 million, and income from continuing operations of $8.8 million or 14 cents per share. Included in the 14 cents of earnings per share was a non-cash pre-tax goodwill impairment charge of $43.2 million (after-tax of approximately $33 million) as previously disclosed.

Management Comments

Chief Executive Officer Zev Weiss said, “I am pleased with the card investment strategy as both the investment and the results are in line with our expectations. Our strategic card initiative is gaining momentum and both retailers and consumers are delighted. Year-to-date, we are on track with our rollout of changing product displays and the inventory in those displays. We expect to continue to invest in this initiative this year and next.”

Outlook

For the full fiscal year 2007, the Company continues to project earnings per share between $0.80 and $1.00. The Company has included in its estimate the completion of two small product line dispositions designed to improve the Company’s return on capital as well as the completion of its $100 million share repurchase program. Depending on the timing of these dispositions, the Company may realize upside to earnings.

The Company is projecting cash flow from operating activities less capital expenditures of approximately $200 million. This projection compares to the Company’s earlier guidance of $100 to $130 million. This improved estimate includes anticipated cash receipts associated with the effects of contract terminations as well as lower than anticipated capital expenditures.

Financing Activities

The Company purchased 3.2 million shares of its common stock for $77.5 million during the third quarter of fiscal 2007. This included the purchase of 2.0 million shares under the $200 million share repurchase program announced in February and 1.2 million shares under the $100 million share repurchase program announced in October of this year.

The Company’s Board of Directors authorized a cash dividend of 8 cents per share to be paid on January 16, 2007 to shareholders of record at the close of business on January 5, 2007.

Conference call on the Web

American Greetings will broadcast its conference call live on the Internet at 9:00 a.m. Eastern time today. The conference call will be accessible through the Investor Relations section of the American Greetings Web site at http://investors.americangreetings.com. A replay of the call will be available on the site.

About American Greetings Corporation

American Greetings Corporation (NYSE: AM) is one of the world’s largest manufacturers of social expression products. Along with greeting cards, its product lines include gift wrap, party goods, candles, stationery, calendars, educational products, ornaments and electronic greetings. Located in Cleveland, Ohio, American Greetings generates annual net sales of approximately $1.8 billion. For more information on the Company, visit http://corporate.americangreetings.com.

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CONTACT:

Gregory M. Steinberg

Treasurer and Director of Investor Relations

American Greetings Corporation

216-252-4864

investor.relations@amgreetings.com

Certain statements in this release, including those under “Management Comments” and “Outlook” may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and may be beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:

•	retail consolidations, acquisitions and bankruptcies, including the possibility of resulting adverse changes to retail contract terms;

•	the Company’s ability to successfully implement its strategy to invest in its core greeting card business;

•	the timing and impact of investments in new retail or product strategies as well as new product introductions and achieving the desired benefits from those investments;

•	the ability to execute share repurchase programs or the ability to achieve the desired accretive effect from such repurchases;

•	the Company’s ability to successfully complete, or achieve the desired benefits associated with, dispositions;

•	a weak retail environment;

•	consumer acceptance of products as priced and marketed;

•	the impact of technology on core product sales;

•	competitive terms of sale offered to customers;

•	successful implementation of supply chain improvements and achievement of projected cost savings from those improvements;

•	increases in the cost of material, energy, freight and other production costs;

•	the Company’s ability to comply with its debt covenants;

•	fluctuations in the value of currencies in major areas where the Company operates, including the U.S. Dollar, Euro, U.K. Pound Sterling, and Canadian Dollar;

•	escalation in the cost of providing employee health care;

•	successful integration of acquisitions; and

•	the outcome of any legal claims known or unknown.

Risks pertaining specifically to AG Interactive include the viability of online advertising, subscriptions as revenue generators and the public’s acceptance of online greetings and other social expression products and the ability of the mobile product group to compete effectively in the wireless content aggregation market.

In addition, this release contains time-sensitive information that reflects management’s best analysis as of the date of this release. American Greetings does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2006.

AMERICAN GREETINGS CORPORATION

THIRD QUARTER CONSOLIDATED STATEMENT OF INCOME

FISCAL YEAR ENDING FEBRUARY 28, 2007

(In thousands of dollars except share and per share amounts)

	(Unaudited)
	Three Months Ended		Nine Months Ended
	November 24, 2006	November 25, 2005	November 24, 2006	November 25, 2005
Net sales	$512,239	$551,991	$1,278,885	$1,376,425

Costs and expenses:
Material, labor and other production costs	245,355	274,235	595,869	627,236
Selling, distribution and marketing	159,192	165,124	455,800	464,904
Administrative and general	65,849	57,438	185,351	178,452
Goodwill impairment	—	43,153	—	43,153
Interest expense	6,951	8,401	27,024	26,664
Other income - net	(32,793)	(19,796)	(57,082)	(39,862)

	444,554	528,555	1,206,962	1,300,547

Income from continuing operations before income tax expense	67,685	23,436	71,923	75,878
Income tax expense	21,078	14,653	22,523	36,383

Income from continuing operations	46,607	8,783	49,400	39,495

Income from discontinued operations, net of tax	3,100	4,144	5,201	3,087

Net income	$49,707	$12,927	$54,601	$42,582

Earnings per share - basic:
Income from continuing operations	$0.79	$0.14	$0.84	$0.59
Income from discontinued operations	0.05	0.06	0.09	0.05

Net income	$0.84	$0.20	$0.93	$0.64

Earnings per share - assuming dilution:
Income from continuing operations	$0.78	$0.14	$0.80	$0.56
Income from discontinued operations	0.05	0.05	0.08	0.04

Net income	$0.83	$0.19	$0.88	$0.60

Average number of common shares outstanding	59,502,276	65,425,537	58,590,857	67,041,089

Average number of common shares outstanding - assuming dilution	59,902,127	78,695,259	64,361,644	80,385,975

Dividends declared per share	$0.08	$0.08	$0.24	$0.24

AMERICAN GREETINGS CORPORATION

THIRD QUARTER CONSOLIDATED STATEMENT OF FINANCIAL POSITION

FISCAL YEAR ENDING FEBRUARY 28, 2007

(In thousands of dollars)

	(Unaudited)
	November 24, 2006	November 25, 2005
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$86,216	$75,805
Short-term investments	—	208,740
Trade accounts receivable, net	236,834	310,003
Inventories	247,909	254,631
Deferred and refundable income taxes	162,156	167,151
Assets of businesses held for sale	—	22,887
Prepaid expenses and other	296,218	220,290

Total current assets	1,029,333	1,259,507

GOODWILL	221,929	210,311
OTHER ASSETS	461,518	579,987

Property, plant and equipment - at cost	969,113	967,674
Less accumulated depreciation	668,693	658,259

PROPERTY, PLANT AND EQUIPMENT - NET	300,420	309,415

	$2,013,200	$2,359,220

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Debt due within one year	$142,000	$—
Accounts payable	127,287	134,182
Accrued liabilities	91,241	111,132
Accrued compensation and benefits	58,848	62,007
Income taxes	15,303	23,873
Liabilities of businesses held for sale	—	5,013
Other current liabilities	91,163	116,329

Total current liabilities	525,842	452,536

LONG-TERM DEBT	223,985	475,965
OTHER LIABILITIES	102,226	138,068
DEFERRED INCOME TAXES	25,420	24,584

SHAREHOLDERS’ EQUITY
Common shares - Class A	53,775	60,391
Common shares - Class B	4,224	4,220
Capital in excess of par value	417,444	397,208
Treasury stock	(643,540)	(586,834)
Accumulated other comprehensive income	36,067	2,045
Retained earnings	1,267,757	1,391,037

Total shareholders’ equity	1,135,727	1,268,067

	$2,013,200	$2,359,220

AMERICAN GREETINGS CORPORATION

THIRD QUARTER CONSOLIDATED STATEMENT OF CASH FLOWS

FISCAL YEAR ENDING FEBRUARY 28, 2007

(In thousands of dollars)

	(Unaudited) Nine Months Ended
	November 24, 2006	November 25, 2005
OPERATING ACTIVITIES:
Net income	$54,601	$42,582
Income from discontinued operations	(5,201)	(3,087)

Income from continuing operations	49,400	39,495
Adjustments to reconcile to net cash (used) provided by operating activities:
Goodwill impairment	—	43,153
Loss (gain) on disposal of fixed assets	754	(434)
Loss on extinguishment of debt	5,055	863
Depreciation and amortization	37,269	41,148
Deferred income taxes	5,714	(6,608)
Other non-cash charges	9,180	5,069
Changes in operating assets and liabilities, net of acquisitions:
Increase in trade accounts receivable	(87,745)	(137,103)
Increase in inventories	(26,721)	(39,120)
(Increase) decrease in other current assets	(96,348)	9,109
Decrease in deferred costs - net	110,076	57,312
Decrease in accounts payable and other liabilities	(6,699)	(10,819)
Other - net	(11,217)	2,624

Cash (Used) Provided by Operating Activities	(11,282)	4,689

INVESTING ACTIVITIES:
Proceeds from sale of short-term investments	1,026,280	1,362,430
Purchases of short-term investments	(817,540)	(1,362,430)
Property, plant and equipment additions	(29,590)	(32,268)
Cash payments for business acquisitions, net of cash acquired	(11,154)	—
Cash receipts related to discontinued operations	12,559	—
Proceeds from sale of fixed assets	695	7,542

Cash Provided (Used) by Investing Activities	181,250	(24,726)

FINANCING ACTIVITIES:
Increase in long-term debt	200,000	—
Reduction of long-term debt	(440,588)	(10,782)
Increase in short-term debt	142,000	—
Sale of stock under benefit plans	5,630	26,408
Purchase of treasury shares	(186,331)	(150,705)
Dividends to shareholders	(13,909)	(16,141)
Debt issuance costs	(8,344)	—

Cash Used by Financing Activities	(301,542)	(151,220)

DISCONTINUED OPERATIONS:
Cash (used) provided by operating activities from discontinued operations	(399)	557
Cash provided by investing activities from discontinued operations	1,647	392

Cash Provided by Discontinued Operations	1,248	949

EFFECT OF EXCHANGE RATE CHANGES ON CASH	2,929	(1,686)

DECREASE IN CASH AND CASH EQUIVALENTS	(127,397)	(171,994)

Cash and Cash Equivalents at Beginning of Year	213,613	247,799

Cash and Cash Equivalents at End of Period	$86,216	$75,805